CODE OF ETHICS


                           OLD MUTUAL ADVISOR FUNDS II


                        OLD MUTUAL INSURANCE SERIES FUND








DATED:  JANUARY 2006

EXECUTIVE SUMMARY

This is a summary of the restrictions and reporting/certification requirements imposed on Access Persons by this Code. Capitalized terms are defined in Section I of the Code. DO NOT RELY ON THIS SUMMARY AS A COMPLETE STATEMENT OF THE RESTRICTIONS AND REPORTING/CERTIFICATION REQUIREMENTS. PLEASE REFER TO THE APPROPRIATE SECTION OF THE CODE FOR MORE COMPLETE INFORMATION.

RESTRICTIONS ON ACCESS PERSONS (SECTION II OF THE CODE):

o Do not defraud, mislead or manipulate the Funds in connection with the Purchase or Sale of a Security Held or to be Acquired by the Funds.

o Do not recommend any transaction in Securities or a Limited Offering for the Funds without having disclosed the Access Person's interest, if any, in such Securities or Limited Offerings or the issuer thereof.

o Do not participate in a decision regarding a proposed transaction involving the Funds and an entity in which the Access Person has a Significant Financial Interest, or a management or control position, without prior approval by the Chief Compliance Officer or the General Counsel.

o Pre-clear every Purchase or Sale of Beneficial Ownership in a Security with the Review Officer.

o Do not acquire Beneficial Ownership of a Security as part of an Initial Public Offering.

o   Do not acquire Beneficial Ownership of HOLDRs.

o Do not profit from the Purchase and Sale or Sale and Purchase of Beneficial Ownership in the same Security within a 60 calendar day period.

o Pre-clear every Purchase or Sale of Beneficial Ownership in a Limited Offering with the Review Officer.

o Affiliated Open-End Mutual Funds must be held for a minimum of 90 calendar days before you can sell at a profit.

o Do not accept any position with any unaffiliated company, partnership or other entity until approved by the Review Officer.

o Do not accept any Gift worth more than $100 from the same person or entity doing business with the Funds in a one year period unless approved by the Review Officer.

o Do not accept or consider any Gift when exercising fiduciary duties on behalf of the Funds.

REPORTING AND CERTIFICATION REQUIREMENTS FOR ACCESS PERSONS (SECTION IV OF THE
CODE):

o Submit duplicate Security Trade Confirmations and Account Statements to the Compliance Department.

o Submit a signed and dated Initial Holdings Report to the Review Officer no later than 10 days after becoming an Access Person.

o Submit a signed and dated Quarterly Transaction Report to the Review Officer no later than 10 days after the end of each calendar quarter.

o   Submit a signed and dated Annual Holdings Report to the Review Officer.

o Submit a signed and dated Annual Certification to the Review Officer no later than 30 days after the calendar year end.

o Immediately report any Beneficial Ownership of 5% or more of an entity's outstanding shares to the Review Officer.

                                 CODE OF ETHICS


This Code of Ethics is adopted by the Boards of Trustees of the Old Mutual Advisor Funds II and Old Mutual Insurance Series Fund (collectively the "Funds") in accordance with Rule 17j-1(c) under the Investment Company Act of 1940, as amended (the "Act"), and the Recommendations of the Investment Company Institute Advisory Group on Personal Investing. This Code of Ethics is based upon the principle that the trustees and officers of the Funds, and certain affiliated persons of the Funds and the Funds' investment advisers and sub-advisers, owe a fiduciary duty to, among others, the shareholders of the Funds to conduct their affairs, including their personal securities transactions, in such manner to avoid (i) serving their own personal interests ahead of shareholders; (ii) taking inappropriate advantage of their position with the Funds; and (iii) any actual or potential conflicts of interest or any abuse of their position of trust and responsibility. This fiduciary duty includes the duty of the investment advisers to the portfolios of the Funds to report material violations of this Code of Ethics to the Boards of Trustees of the Funds.


I.       DEFINITIONS

         ACCESS PERSON(S) means every trustee, officer, Investment Personnel or Advisory Person of the Funds. The term does not include (a) any trustee, officer, Investment Personnel or Advisory Person of the Funds that is subject to a code of ethics of the Funds' investment adviser, sub-adviser, administrator, sub-administrator or distributor that has been reviewed and approved by the Boards of Trustees of the Funds and
         (b) any trustee of the who is not an "interested person" of the Funds as defined in section 2(a)(19) of the Act, except where such trustee knows, in the ordinary course of fulfilling his or her official duties as a trustee of the Funds that the Security is a Security Held or to be Acquired by the Funds, the Funds' investment adviser, or the Funds' sub-adviser.

         ADVISORY PERSON means (a) any employee of the Funds (or any company in a Control relationship to the Funds) who, in connection with his or her regular functions or duties, normally makes, participates in, or obtains current information regarding the Purchase or Sale of a Security by the Funds, or whose functions relate to the making of any recommendations with respect to such Purchase or Sale and (b) any natural person in a Control relationship to the Funds who obtains information concerning recommendations made to the Funds with regard to the Purchase or Sale of a Security by the Funds.

         AFFILIATED OPEN-END MUTUAL FUND means a portfolio of the Funds except for money market mutual funds or other short-term fixed income funds appropriate for short-term investing.

         BENEFICIAL OWNERSHIP means any direct or indirect pecuniary interest in or any direct or indirect influence or control over a security. An example of influence or control is any voting or investment discretion. In general, an Access Person will be considered the beneficial owner of any security held in the name of (i) a spouse or domestic partner, (ii) a minor child, (iii) a relative who resides in the Access Person's house, or (iv) any other person if the Access Person has direct or indirect influence or control over the security. Overall, Beneficial Ownership will be determined in accordance with Section 16 of the Securities Exchange Act of 1934.

         CONTROL means the power to exercise a controlling influence over the management or policies of a company, unless this power is solely the result of an official position with the company. For example, ownership of 25% or more of a company's outstanding voting securities is presumed to give the holder of those securities control over the company. A natural person is presumed not to be a controlled person. Overall, control will be determined in accordance with the definition set forth in Section 2(a)(9) of the Act.

         EXCHANGE TRADED FUNDS (ETFS) are portfolios of securities that trade throughout the day on an exchange. A closed-end mutual fund is not an ETF. See the Compliance Department for LRC's listing of ETFs, organized as open-end mutual funds, that are permissible for investment subject to receiving pre-clearance. The listing will be updated on a regular basis by the Compliance Department. Employees desiring to transact in ETFs not then currently included in the listing may approach the Compliance Department for consideration of whether the ETF may be included in the listing.

         HIGH QUALITY SHORT-TERM DEBT INSTRUMENTS means any instrument that has a maturity at issuance of less than 366 days and that is rated in one of the two highest rating categories by a Nationally Recognized Statistical Rating Organization.

         HOLDRS are trust-issued receipts that represent Beneficial Ownership of a specified group of stocks, in a particular industry, sector or group.

         INITIAL PUBLIC OFFERING means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934.

         INVESTMENT PERSONNEL means (a) any employee of the Funds (or of any company in a control relationship to the Funds) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the Purchase or Sale of securities by the Funds and (b) any natural person who Controls the Funds and who obtains information concerning recommendations made to the Funds regarding the Purchase or Sale of securities by the Funds.

         LIMITED OFFERING means an offering that is exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) or Section 4(6) or pursuant to Rules 504, 505, or 506 under the Securities Act of 1933. The term includes so-called private placements such as any investment limited partnership that is exempt from registration.

         MUNICIPAL FUND SECURITY means a security, issued by a state or local government, which is similar to a registered investment company but is generally exempt from the Act.

         PERSONAL ACCOUNT means any account held at a broker-dealer or bank in which an Access Person has Beneficial Ownership. For example, a Personal Account would include any brokerage account maintained by an

         Access Person or the spouse of an Access Person at Merrill Lynch, Ameritrade or at any other discount or full service broker.

         PURCHASE OR SALE includes, among other things, every direct or indirect acquisition or sale and the writing of an option to purchase or sell.

         REVIEW OFFICER means the Chief Compliance Officer of Liberty Ridge Capital, Inc. or his/her designee.

         SECURITY has the same meaning as that set forth in Section 2(a)(36) of the Act. It includes such things as stocks, options, municipal bonds and most corporate bonds (see exception below). It does not include securities issued by the U.S. Government or its agencies, bankers' acceptances, bank certificates of deposit, commercial paper, High Quality Short-Term Debt Instruments, repurchase agreements, and shares of registered open-end mutual funds (including Affiliated Open-Fund Mutual Funds and excluding ETFs organized as open-end mutual funds).

         SECURITY HELD OR TO BE ACQUIRED BY THE FUNDS means any Security which, within the past 15 days: (i) is or has been held by the Funds or (ii) is being or has been considered by the Funds for purchase by the Funds.

         SIGNIFICANT FINANCIAL INTEREST means 5% or more of the outstanding shares of an issuer or a management or control position with the issuer.

II.      RESTRICTIONS ON ACCESS PERSONS

         Conflicts of Interest:

         o DO NOT DEFRAUD, MISLEAD OR MANIPULATE THE FUNDS IN CONNECTION WITH THE PURCHASE OR SALE OF A SECURITY HELD OR TO BE ACQUIRED BY THE FUNDS.

                Access Persons are prohibited from directly or indirectly using any act, device, scheme, artifice, practice or course of conduct to defraud, mislead or manipulate the Funds in connection with the Purchase or Sale of a Security Held or to be Acquired by the Funds. Access Persons are also prohibited from making any untrue statement of material fact to the Funds and from omitting to state a material fact necessary in order to make the statement made to the Funds, under the circumstances, not misleading.


         o DO NOT RECOMMEND ANY TRANSACTION IN SECURITIES OR A LIMITED OFFERING FOR THE FUNDS WITHOUT HAVING DISCLOSED THE ACCESS PERSON'S INTEREST, IF ANY, IN SUCH SECURITIES OR LIMITED OFFERINGS OR THE ISSUER THEREOF, INCLUDING WITHOUT LIMITATION:

                (a) the Access Person's direct or indirect Beneficial Ownership of any Securities or Limited Offerings of such issuer;

                (b) any contemplated transaction by the Access Person in such
                    Securities or Limited Offerings;

                (c) any position the Access Person has with such issuer or its affiliates (for example, a directorship); and

                (d) any present or proposed business relationship between such issuer or its affiliates and the Access Person or any party in which the Access Person has a Significant Financial Interest.


         o DO NOT PARTICIPATE IN A DECISION REGARDING A PROPOSED TRANSACTION INVOLVING THE FUNDS AND AN ENTITY IN WHICH THE ACCESS PERSON HAS A SIGNIFICANT FINANCIAL INTEREST, OR A MANAGEMENT OR CONTROL POSITION, WITHOUT PRIOR APPROVAL BY THE CHIEF COMPLIANCE OFFICER OR GENERAL COUNSEL.

                Access Persons are prohibited from participating in a decision regarding a proposed transaction involving the Funds and an entity in which the Access Person has a Significant Financial Interest, or with which the Access Person has a management or control position, unless the Access Person has obtained prior approval from the Chief Compliance Officer or General Counsel.

                The Access Person must, in all cases, disclose to the Chief Compliance Officer or the General Counsel the extent of his or her financial interest in the entity, any management or control relationship the Access Person has with the entity, and any existing or contemplated transaction(s) by the Access Person in, or with, the entity, including any existing or proposed business relationship.

                In determining whether to permit the proposed transaction involving the Funds, the Chief Compliance Officer or General Counsel will consider, among other things, whether the transaction would be consistent with the best interests of the Funds, and whether the Access Person's interest in, or relationship with, the entity would result in a conflict or the appearance of a conflict with the interests of the Funds.

                The Chief Compliance Officer or the General Counsel, in its discretion, may determine after it has received disclosure from the Access Person regarding his or her financial interest in, relationship with, and any contemplated transactions in or with, the entity, that the Access Person need not be recused from participating in the decision regarding the proposed transaction involving the Funds if the Chief Compliance Officer or General Counsel determines, based on an analysis of the facts and circumstances, that the Access Person's relationship with the entity is not significant and would not present a material conflict with the interests of the Funds.

                The Chief Compliance Officer or General Counsel will maintain records of (1) disclosure made to him by the Access Person relating to the Access Person's financial interest in, relationship with, and any contemplated transactions in or with, the entity; and (2) the reasons supporting any decision by the Chief Compliance Officer or General Counsel to permit the Access Person to participate in the decision regarding the proposed transaction involving the Funds. These records will be provided to the Boards of Trustees on a periodic basis, and at the Boards of Trustees' request.



     Personal Transactions in a Security

         o PRE-CLEAR EVERY PURCHASE OR SALE OF BENEFICIAL OWNERSHIP IN A SECURITY WITH THE REVIEW OFFICER.

                Access Persons must pre-clear every Purchase or Sale of Beneficial Ownership in a Security with the Review Officer. There are six exceptions to this restriction. See Section III of the Code for more information, including the six exceptions to this restriction.


         o DO NOT ACQUIRE BENEFICIAL OWNERSHIP OF A SECURITY AS PART OF AN INITIAL PUBLIC OFFERING.

                Access Persons are prohibited from directly or indirectly acquiring Beneficial Ownership in a Security as part of an Initial Public Offering. This restriction does not apply to indirect acquisitions of Beneficial Ownership in a Security as part of an Initial Public Offering that occurs as a result of an Access Person's investment in a registered investment company.


         o  DO NOT ACQUIRE BENEFICIAL OWNERSHIP OF HOLDRS

                Access Persons are prohibited from directly or indirectly acquiring Beneficial Ownership in HOLDRs. This restriction does not apply to indirect acquisitions of Beneficial Ownership in HOLDRs that occurs as a result of an Access Person's investment in a registered investment company.


         o DO NOT PROFIT FROM THE PURCHASE AND SALE OR SALE AND PURCHASE OF THE SAME SECURITY WITHIN A 60 CALENDAR DAY PERIOD.

                Access Persons are prohibited from profiting from the Purchase and Sale or Sale and Purchase of the same Security within a 60 calendar day period.

                This restriction does not apply to transactions: deemed by the Review Officer to be nondiscretionary on the part of the Access

                Person, in Municipal Fund Securities or in permissible ETFs. It does not restrict the closing of positions at a loss.

                As requested by an Access Person, the Review Officer may, in his discretion, grant other exceptions to this restriction on a case-by-case basis.


         Personal Transactions in a Limited Offering

         o PRE-CLEAR EVERY PURCHASE OR SALE OF BENEFICIAL OWNERSHIP IN A LIMITED OFFERING WITH THE REVIEW OFFICER.

                Access Persons must pre-clear every Purchase or Sale of Beneficial Ownership in a Limited Offering with the Review Officer. See Section III of the Code for more information.


         Personal Transactions in Affiliated Open-End Mutual Funds


         o MAINTAIN HOLDINGS IN AFFILIATED OPEN-END MUTUAL FUNDS FOR A MINIMUM OF 90 CALENDAR DAYS BEFORE SELLING AT A PROFIT.

                Access Persons are required to maintain holdings in Affiliated Open-End Mutual Funds for a minimum of 90 calendar days before they are permitted to sell at a profit.

                This holding period requirement does not apply to investments in money market funds or other fixed income funds appropriate for short-term investing nor does it apply to certain types of "systematic" purchases such as automatic investment plans, purchases done by regular payroll deduction, automatic reinvestment of dividends, periodic rebalancing, or other similar transactions.

                As requested by an Access Person, the Chief Compliance Officer or the General Counsel may, in his discretion, grant exceptions to this holding period requirement on a case-by-case basis. Any exception granted must be reported to the Boards of Trustees.


         Positions with a Company, Partnership or other Entity

         o DO NOT ACCEPT ANY POSITION WITH ANY UNAFFILIATED COMPANY, PARTNERSHIP OR OTHER ENTITY UNTIL APPROVED BY THE REVIEW OFFICER.

                Access Persons shall not accept a position as a director, trustee, general partner or officer of an unaffiliated public or private company or partnership until the Review Officer approves accepting the position.

                In general, the Review Officer will approve the acceptance of these positions if they are consistent with the Funds' interests.

         Gifts

         o DO NOT ACCEPT ANY GIFT WORTH MORE THAN $100 FROM THE SAME PERSON OR ENTITY DOING BUSINESS WITH THE FUNDS IN A ONE YEAR PERIOD UNLESS APPROVED BY THE REVIEW OFFICER.

                Access Persons are prohibited from accepting any gift, favor, gratuity or other item ("Gift") with a fair market value greater than $100 from the same person or entity doing business with the Funds in a one year period unless the Review Officer approves the Gift.

                A Gift does not include occasional participation in lunches, dinners, cocktail parties, sporting activities or similar gatherings conducted for business purposes.


         o DO NOT CONSIDER ANY GIFT WHEN EXERCISING FIDUCIARY DUTIES ON BEHALF OF THE FUNDS.

                Access Persons are prohibited from considering any Gift offered or already received by them or their family when exercising their fiduciary duties on behalf of the Funds.



III.     PROCEDURES FOR PRE-CLEARING PERSONAL TRANSACTIONS

         Purchase or Sale of Beneficial Ownership in a Security

         o As stated in Section II of this Code, Access Persons must pre-clear every Purchase or Sale of Beneficial Ownership in a Security with the Review Officer.

         o This means that Access Persons must obtain prior written approval from the Review Officer before effecting any Purchase or Sale of a Security. Written approval may be received electronically.

                Exceptions: This pre-clearance/approval process does not apply to the following:


                (a) Purchase or Sale that is non-volitional on the part of the
                    Access Person, including (i) a purchase or sale upon the exercise of puts or calls written by the Access Person, (ii) sales from a margin account, pursuant to a bona fide margin call and (iii) a purchase or sale performed by an independent financial professional acting with sole discretion and performed pursuant to an arrangement previously approved by the Review Officer;

                (b) Purchase that is part of an automatic dividend reinvestment plan or other similar program;

                (c) Purchase effected upon the exercise of rights issued by an issuer pro rata to all holders of the Security, to the extent such rights were acquired from the issuer and sales of such rights so acquired;

                (d) An acquisition of a Security through a gift or bequest;

                (e) A sale effected pursuant to a tender offer of an issuers security provided the sale is for 500 shares or less of the issuers stock and the principal value of the transaction is $25,000 or less; and

                (f) Purchase or Sale of Municipal Fund Securities and
                    municipal bonds.


         o Pre-Clearance requests for the Purchase or Sale of a Security must be submitted on a Pre-Authorization Personal Securities Transaction Form, which may be obtained from the Review Officer.


         o The Review Officer will notify Access Persons whether their pre-clearance request is approved or denied.


         o Pre-Clearance approval by the Review Officer is valid for only two business days. Any Purchase or Sale of a Security not completed within this period must be pre-cleared again before effected.


         o The Review Officer may approve the Purchase or Sale of a Security, which appears upon reasonable inquiry and investigation to present no reasonable likelihood of harm to the Funds and is in accordance with Rule 17j-1 under the Act.

                  Note: These transactions would normally include (a) the Purchase or Sale of a Security that is not a Security Held or to be Acquired by the Funds and (b) the Purchase or Sale of up to 1,000 shares of a Security that is a Security Held or to be Acquired by the Funds if (i) the issuer has a market capitalization of over $1 billion and (ii) that Security is not then currently on the Funds' trading blotter.


         Purchase or Sale of Beneficial Ownership in a Limited Offering

         o As stated in Section II of this Code, Access Persons must pre-clear every Purchase or Sale of Beneficial Ownership in a Limited Offering with the Review Officer.


         o This means that Access Persons must obtain prior written approval from the Review Officer before effecting any Purchase or Sale of Beneficial Ownership in a Limited Offering.

         o Access Persons must supply the Review Officer with a copy of the Offering Memorandum for the Limited Offering at the time the Access Person submits his/her pre-clearance approval request.


         o Access Persons must execute a certificate of representation which certifies: (a) his/her obligations under the Code of Ethics; (b) the restrictions imposed upon him/her in connection with an acquisition of Beneficial Ownership in a Limited Offering and (c) the accuracy of any statements or representations made by him/her in connection with the pre-clearance approval process. This certificate is may be obtained from the Review Officer.


         o In determining whether to grant approval, the Review Officer will take into account, among other factors, whether the investment opportunity should be reserved for the Funds, whether the investment opportunity is being offered to the Access Person by virtue of his of her position with the Funds, and, if the Limited Offering is an investment limited partnership, whether statements of transactions and holdings will be delivered to the Compliance Department on a periodic basis or a certification will be supplied by the investment limited partnership certifying that it will not invest in Affiliated Open-Fund Mutual Funds.


         o The Access Person may not be a selling shareholder in the Initial Public Offering or any subsequent unwritten offering by the entity. Access Persons may petition the Review Officer for relief from this restriction.


         o Access Persons must hold the Limited Offering for the longer of (i) the holding period, which would be applicable pursuant to Rule 144 or (ii) 12 months. Access Persons may petition the Review Officer for relief from this mandatory holding period.


         o The Review Officer will maintain a list of entities in which Access Persons have acquired a Limited Offering. This list will periodically be compared to the Funds' trading records.


IV.      REPORTING AND CERTIFICATION REQUIREMENTS FOR ACCESS PERSONS

         o SUBMIT DUPLICATE SECURITY TRADE CONFIRMATIONS AND ACCOUNT STATEMENTS TO THE COMPLIANCE DEPARTMENT.

            Access Persons must direct each broker, dealer, bank and other entity that places a Purchase or Sale of a Security or an Affiliated Open-End Mutual Fund on behalf of the Access Person to send a duplicate copy of the trade confirmation to the Compliance Department. This requirement does not apply to Purchases and Sales of Affiliated Open-End Mutual Funds that are transacted directly through the Affiliated Open-End Mutual Fund.

            Access Persons also must direct each broker, dealer, bank and other entity at which a Security or an Affiliated Open-End Mutual Fund is held in an account for the direct or indirect benefit of the Access Person to send a duplicate account statement to the Compliance Department. This requirement does not apply to accounts in which Affiliated Open-End Mutual Funds are held directly with the Affiliated Open-End Mutual Fund.

            A sample letter instructing the broker, dealer, bank and other entity to send duplicate trade confirmations and account statements may be obtained from the Compliance Department.

            Access Persons may comply with the duplicate trade confirmation/account statement requirement by directly providing the Review Officer with a copy of every such trade confirmation and account statement. Where it has been determined that the receipt of duplicate account statements is satisfactory, the Compliance Department may at its discretion accept such duplicate account statements in lieu of requiring both duplicate trade confirmations and account statements.

            Access Persons also must direct each Limited Offering, which is an investment limited partnership, to either send: (i) duplicate statements of transactions and holdings on a periodic basis or (ii) a certification certifying that it will not invest in Affiliated Open-End Mutual Funds.


         o SUBMIT A SIGNED AND DATED INITIAL HOLDINGS REPORT TO THE REVIEW OFFICER NO LATER THAN 10 DAYS AFTER BECOMING AN ACCESS PERSON.

            Access Persons must submit a signed and dated Initial Holdings Report to the Review Officer no later than 10 days after becoming an Access Person under this Code.

            The Initial Holdings Report may be obtained from the Review Officer.

            The Initial Holding Report must contain the following information, current as of a date no more than 45 days prior to the individual becoming an Access Person:

                (a) the title, number of shares and principal amount of every
                    Security, Limited Offering and Affiliated Open-End Mutual Fund in which the Access Person has Beneficial Ownership;

                (b) the account name and number of every Personal Account and the name of the broker, dealer, bank or other entity where the Personal Account is maintained and

                (c) the date the Report is submitted to the Review Officer.

                    Notes: In providing this information, Access Persons may cross reference any trade confirmations and account statements submitted to the Review Officer.

                    If there is no Security, Limited Offering,
                    Affiliated Open-End Mutual Fund or Personal Account information to report, check the boxes to that effect on the Initial Holdings Report.

                    The reporting of Personal Accounts includes accounts held in the name of (i) a spouse or domestic partner, (ii) a minor child, (iii) a relative who resides in the Access Person's house, or (iv) any other person if the Access Person has direct or indirect influence or control.

                    The Initial Holdings Report may contain a statement that the report will not be construed as an admission by the Access Person that he has any Beneficial Ownership in any Security, Limited Offering or Affiliated Open-End Mutual Fund listed in the report.

         o SUBMIT A SIGNED AND DATED QUARTERLY TRANSACTION REPORT TO THE REVIEW OFFICER NO LATER THAN 30 DAYS AFTER THE END OF EACH CALENDAR QUARTER.

            Access Persons must submit a signed and dated Quarterly Transaction Report to the Review Officer no later than 30 days after the end of each calendar quarter.

            The Quarterly Transaction Report may be obtained from the Review Officer.

            The Quarterly Transaction Report must contain the following information:

                (a) for every Purchase or Sale of Beneficial Ownership in a
                    Security, Limited Offering or Affiliated Open-End Mutual Fund placed during the quarter:

                    (i) the date of the Purchase or Sale, the title, interest rate and maturity date (if applicable), number of shares and principal amount of the Security, Limited Offering or Affiliated Open-End Mutual Fund;

                    (ii) the nature of the Purchase or Sale (i.e., purchase, sale or other type of acquisition or disposition);

                    (iii) the price at which the Purchase or Sale of a Security, Limited Offering or Affiliated Open-End Mutual Fund was placed;

                    (iv) the name of the broker, dealer, bank or other entity with or through which the Purchase or Sale was placed, including the account name and number of the Personal Account and

                    (v)    the date the Report is submitted to the Review
                           Officer.

                (b) For every Personal Account opened during the quarter:

                    (i) the name of the broker, dealer, bank or other entity with whom the Personal Account was opened;

                    (ii)   the account name and number of the Personal Account;

                    (iii)  the date the Personal Account was opened; and

                    (iv)   the date the Report is submitted to the Review
                           Officer.


                           Notes: In providing this information, Access Persons
                                  may cross reference any trade confirmations and account statements submitted to the Review Officer provided that the Review Officer has received those confirmations or statements not later than 30 days after the close of the calendar quarter in which the transaction takes place.

                                  If there is no Security, Limited Offering,
                                  Affiliated Open-End Mutual Fund or Personal
                                  Account information to report, check the boxes to that effect on the Quarterly Transaction Report.

            The Quarterly Transaction Report may contain a statement that the report will not be construed as an admission by the Access Person that he has any Beneficial Ownership in any Security, Limited Offering or Affiliated Open-End Mutual Fund listed in the report.



         o  SUBMIT A SIGNED AND DATED ANNUAL HOLDINGS REPORT TO THE REVIEW
            OFFICER.

            Access Persons must submit a signed and dated Annual Holdings Report to the Review Officer

            The Annual Holdings Report may be obtained from the Review Officer.

            The Annual Holdings Report must contain the following information, current as of a date no more than 45 days before the report is submitted:

                (a) the title, number of shares and principal amount of every
                    Security, Limited Offering and Affiliated Open-End Mutual Fund in which the Access Person has Beneficial Ownership;

                (b) the account name and number of every Personal Account and the name of any broker, dealer, bank or other entity where every Personal Account is maintained; and

                (c) the date the Report is submitted to the Review Officer.


                           Notes: In providing this information, Access Persons
                                  may cross reference any trade confirmations and account statements submitted to the Review Officer.

                                  If there is no Security, Limited Offering,
                                  Affiliated Open-End Mutual Fund or Personal
                                  Account information to report, check the boxes to that effect of the Annual Holdings Report.

                                  The reporting of Personal Accounts includes accounts held in the name of (i) a spouse or domestic partner, (ii) a minor child, (iii) a relative who resides in the Access Person's house, or (iv) any other person if the Access Person has direct or indirect influence or control.


         o SUBMIT A SIGNED AND DATED ANNUAL CERTIFICATION TO THE REVIEW OFFICER NO LATER THAN 30 DAYS AFTER THE CALENDAR YEAR-END.

            Access Persons must submit a signed and dated Annual Certification to the Review Officer no later than 30 days after the calendar year end.

            The Annual Certification is included as part of the Annual Holdings Report which may be obtained from the Review Officer.

                In the Annual Certification, Access Persons must certify that they:

                (a) have read and understand this Code;

                (b) are subject to this Code;

                (c) will comply with this Code during the upcoming year;

                (d) have complied with all the Code reporting requirements to which they were subject during the past year; and

                (e) have complied with the requirement to hold Affiliated
                    Open-End Mutual Funds for a 90 calendar day period before selling at a profit; and have not violated any terms regarding purchase of shares of Affiliated Open-End Mutual Funds as contained in each Affiliated Open-End Mutual Funds prospectus.


         o IMMEDIATELY REPORT ANY BENEFICIAL OWNERSHIP OF 5% OR MORE OF AN ENTITY'S OUTSTANDING SHARES TO THE REVIEW OFFICER.

            Access Persons whose Beneficial Ownership in an entity becomes 5% or more of that entity's outstanding shares (whether publicly-traded or not) immediately report the following to the Review Officer: (a) the name of the entity; (b) the total number of shares in which the Access Person has direct Beneficial Ownership and (c) the total number of shares in which the Access Person has indirect Beneficial Ownership.


         o EXCEPTION: The above reporting requirements do not apply to transactions effected pursuant to an automatic investment plan.

V.       REVIEW AND ENFORCEMENT PROCEDURES

         o The Review Officer maintains a list of all Access Persons subject to the reporting requirements of Section IV and notifies all Access Persons of their specific reporting requirements.


         o The Review Officer reviews every trade confirmation, account statement and report submitted by Access Persons pursuant to Section IV.


         o If the Review Officer determines that an Access Person may have violated this Code, he may request the Access Person to submit additional information. The Review Officer's determination and all additional information provided by the Access Person are then submitted to the Funds Chief Compliance Officer (the "CCO") for further review. The Funds CCO is responsible for determining if disciplinary action is appropriate, and if so, what such disciplinary action should be.

         o An officer of Liberty Ridge Capital, Inc. reviews every trade confirmation, account statement and report submitted by the Review Officer pursuant to Section IV.


         o Access Persons who violate this Code may be subject to sanctions, including one or more of the following:

                (a) a letter of censure

                (b) suspension or termination of employment

                (c) a fine

                (d) restrictions on future personal transactions in a Security,
                    Limited Offering or Affiliated Open-End Mutual Fund

                (e) reversal of the Purchase or Sale

                (f) referral to regulatory or law enforcement agencies

                (g) disgorgement of profits


         o The following factors may be considered in determining the appropriateness of any sanction:

                (a) harm to the Funds

                (b) frequency of occurrence

                (c) degree of conflict with interests of the Funds

                (d) evidence of willful or reckless disregard of the Code
                    requirements

                (e) honest and timely cooperation from the Access Person


VI.      RECORDS MAINTAINED BY THE FUNDS

         In accordance with Rule 17j-1(f), the Funds maintain the following records in an easily accessible place and makes them available for examination by the Securities and Exchange Commission:

         o A copy of every Code of Ethics of the Funds in effect during the past six years.

         o A copy of every decision regarding a proposed transaction involving the Funds and an entity in which an Access Person has a Significant Financial Interest, or a management or control position during the past six years.

         o A record of every Funds' Code of Ethics violation that occurred during the last six years and a record of any action taken as a result of that violation.

         o A copy of every trade confirmation, account statement and report submitted by Access Persons under Section IV during the past six years.

         o A record of every person who is, or within the last six years has been, an Access Person under this Code.

         o A record of every person who is, or within the last six years has been a Review Officer and his/her designee.

         o A copy of every written report furnished in accordance with Rule 17j-1(c)(2)(ii) to the Funds' Boards of Trustees during the last six years.

         o A record of any decision by the Review Officer, and the reasons supporting the decision, to approve the acquisition or sale of a Limited Offering by an Access Person. This record will be kept for five years after the end of the fiscal year in which the approval is granted.

         o A record of any exception granted related to the 90 calendar day holding period requirement for investments in Affiliated Open-End Mutual Funds. This record will be kept for five years after the end of the fiscal year in which the exception is granted.


VII.     MISCELLANEOUS

         o The Funds will use their best efforts to ensure that all information provided by an Access Person pursuant to this Code will be treated as personal and confidential. However, every Access Person should know that all such information will be available for inspection by appropriate regulatory agencies and other parties as are necessary to evaluate compliance with or sanctions under this Code.

         o At least annually, the Review Officer will prepare a written report to the Boards of Trustees of the Funds describing any issues arising under this Code or procedures, including but not limited to, information about material violations of this Code or procedures and any sanctions imposed in response to those material violations.

         o At least annually, the Review Officer will certify that the Funds have adopted procedures reasonably necessary to prevent its Access Persons from violating this Code.